As filed with the Securities and Exchange Commission on June 22, 2006

Registration No. 333-132724

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTHWESTERN PUBLIC SERVICE COMPANY

(Exact name of registrant as specified in its charter)

NEW MEXICO	75-0575400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Tyler at Sixth Street
Amarillo, Texas  79101
(303) 571-7511

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GARY L. GIBSON	BENJAMIN G.S. FOWKE III
President and Chief Executive Officer	Vice President and Chief Financial Officer
Southwestern Public Service Company	Southwestern Public Service Company
Tyler at Sixth Street	Tyler at Sixth Street
Amarillo, Texas 79101	Amarillo, Texas 79101
(303) 571-7511	(303) 571-7511
(Name and address, including zip code, of agent for service)

Copy to:

ROBERT J. JOSEPH
Jones Day
77 West Wacker
Chicago, Illinois 60601
(312) 269-4176

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated June 22, 2006

PROSPECTUS

$500,000,000

SOUTHWESTERN PUBLIC SERVICE COMPANY
Tyler at Sixth Street
Amarillo, Texas 79101
(303) 571-7511

DEBT SECURITIES

We may offer for sale, from time to time, up to $500,000,000 aggregate principal amount of our unsecured debt securities. We refer to the unsecured debt securities being offered by the prospectus as the “Debt Securities.”  We may sell our Debt Securities in one or more series (1) through underwriters or dealers, (2) directly to a limited number of institutional purchasers, or (3) through agents.  See “Plan of Distribution.” The amount and terms of the sale of a series of our Debt Securities will be determined at the time of sale and included in a prospectus supplement that will accompany this prospectus.  You should read this prospectus and any supplement carefully before you invest.  We cannot sell any of the Debt Securities unless this prospectus is accompanied by a prospectus supplement.  That prospectus supplement will include if applicable:

•                  the names of any underwriters, dealers or agents involved in the distribution of that series of Debt Securities;

•                  any applicable commissions or discounts and the net proceeds to us from that sale;

•                  the aggregate principal amount and offering price of that series of the Debt Securities;

•                  the rate or rates (or method of calculation) of interest;

•                  the time or times and place of payment of interest;

•                  the maturity date or dates; and

•                  any redemption terms or other specific terms of that series of Debt Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2006.

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important business information about Southwestern Public Service Company that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus.  You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at www.sec.gov, as well as other sources.  See “Where You Can Find More Information.”

You may also obtain copies of the incorporated documents, without charge, upon written or oral request to the Corporate Secretary, Southwestern Public Service Company, c/o Xcel Energy Inc., 414 Nicollet Mall, 5th Floor, Minneapolis, Minnesota 55401, (612) 215-5346.

You should rely only on the information incorporated by reference or provided in this prospectus.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” the information we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on February 28, 2006, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the Commission on May 1, 2006 and our Current Report on Form 8-K filed with the Commission on June 1, 2006 and any future filings made after the date of the registration statement of which this prospectus is a part with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities.

We are not required to, and do not, provide annual reports to holders of our Debt Securities unless specifically requested by a holder.

This prospectus is part of a registration statement we have filed with the SEC relating to our securities.  As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You should read the registration statement, the exhibits and the schedules for more information about us and our securities.  The registration statement, exhibits and schedules are also available at the SEC’s public reference room or through its Internet site.

You may also obtain a copy of our filings with the SEC at no cost by writing or telephoning us at the following address:

Attn:  Corporate Secretary

Southwestern Public Service Company

c/o Xcel Energy Inc.

414 Nicollet Mall, 5th Floor

Minneapolis, Minnesota  55401

(612) 215-5346

OUR COMPANY

We were incorporated in 1921 under the laws of the State of New Mexico.  We are an operating utility engaged primarily in the generation, purchase, transmission, distribution and sale of electricity.  We serve approximately 395,000 electric customers in portions of Texas, New Mexico, Oklahoma and Kansas.  A major portion of our retail revenue is derived from operations in Texas.  We derive a significant portion of our operating revenues from the wholesale sale of electric capacity and energy.  Substantially all of this part of our business is comprised of sales of capacity and/or energy from our own generating facilities under long-term commitments.  The wholesale customers we serve comprised approximately 38 percent of our total kilowatt hour sales in 2005.

We are a wholly owned subsidiary of Xcel Energy Inc. (“Xcel Energy”).  Xcel Energy was incorporated under the laws of the State of Minnesota in 1909.  Among Xcel Energy’s other subsidiaries are Public Service Company of Colorado, a Colorado corporation, Northern States Power Company, a Minnesota corporation, and Northern States Power Company, a Wisconsin corporation.

Our principal executive offices are located at Tyler at Sixth Street, Amarillo, Texas 79101 and our telephone number is (303) 571-7511.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or supplement information contained in this prospectus.  You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the caption “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement relating to the issue of a particular series of Debt Securities, we intend to use the net proceeds from the sale of the Debt Securities offered hereby for general corporate purposes, including capital expenditures, repayment of short-term debt and refunding of long-term debt at maturity or otherwise.  Our short-term debt aggregated approximately $44.4 million as of June 1, 2006.  The specific allocation of the proceeds of a particular series of the Debt Securities will be described in the prospectus supplement relating to that series.

RATIO OF CONSOLIDATED EARNINGS TO
CONSOLIDATED FIXED CHARGES

(unaudited)

	Three Months Ended	Year Ended December 31,
	March 31, 2006	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges	2.4	2.8	2.6	3.5	3.1	4.5

For purposes of computing the ratio of earnings to fixed charges, (i) earnings consist of income from continuing operations plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits; and (ii) fixed charges consist of interest on long-term debt, other interest charges and amortization of debt discount, premium and expense.

DESCRIPTION OF DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including the supplemental indenture, under which the Debt Securities will be issued. These summaries are not complete. The indenture and the form of supplemental indenture have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness under different registration statements.

The Debt Securities will be represented either by global securities registered in the name of the Depository, or its nominee, or by securities in certificate form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the caption “Book-Entry System” in this prospectus.

General

We may issue the Debt Securities in one or more new series under an Indenture dated February 1, 1999 between us and JPMorgan Chase Bank, N.A., as successor trustee (the “Trustee”).  This indenture, as previously supplemented and as to be supplemented by a new supplemental indenture for each series of  debt securities, is referred to in this prospectus as the “Indenture.”  As of March 31, 2006, there were four series of debt securities in an aggregate principal amount of $700.0 million outstanding under the Indenture.

The holders of the outstanding securities do not, and, unless the prospectus supplement provides otherwise with respect to that series, the holders of any Debt Securities offered by this prospectus will not, have the right to require us to repurchase the Debt Securities if we become involved in a highly leveraged or change in control transaction.  The Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.  However, any change in control transaction and any incurrence of substantial additional long-term indebtedness, as securities or otherwise, by us in such a transaction of that nature would require approval of state utility regulatory authorities and, possibly, of federal regulatory authorities. Management believes that such approvals would be unlikely in any transaction that would result in us, or our successor, having a highly leveraged capital structure.

The Debt Securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness. We refer in this prospectus to debt securities issued under the  Indenture, whether previously issued or to be issued in the future, including the Debt Securities, as the “securities.” The amount of securities that we may issue under the Indenture is not limited.  The securities may be issued in series up to the aggregate principal amount which may be authorized by us from time to time.

The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates.  The prospectus supplement applicable to each of the Debt Securities will specify:

•                                          the title, aggregate principal amount, currency or composite currency and denomination of that series of Debt Securities;

•                                          the price or prices (or method for determining price or prices) at which the Debt Securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

•                                          the date of maturity of that series of Debt Securities;

•                                          the interest rate(s) (which may be fixed or variable), if any, of that series of Debt Securities;

•                                          the date or dates from which the interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

•                                          the manner of paying principal or interest;

•                                          the place or places where principal and interest will be payable;

•                                          the terms of any mandatory or optional redemption by us, including the terms of any sinking fund;

•                                          the terms of any redemption at the option of the holders;

•                                          whether the Debt Securities are to be issuable as registered Debt Securities, bearer Debt Securities, or both, and whether and upon what terms any registered Debt Securities may be exchanged for bearer Debt Securities and vice versa;

•                                          whether the Debt Securities are to be represented in whole or in part by a Debt Security in global form and, if so, the identity of the depository for any global Debt Security;

•                                          any tax indemnity provisions;

•                                          if the Debt Securities provide that payments of principal or interest may be made in a currency other than that in which Debt Securities are denominated, the manner for determining those payments;

•                                          the portion of principal payable upon acceleration of a Debt Security where the amount of principal due upon acceleration is less than the stated principal amount (“discounted security”);

•                                          whether and upon what terms Debt Securities may be defeased;

•                                          any events of default or restrictive covenants in addition to or in lieu of those set forth in the Indenture;

•                                          provisions for electronic issuance of Debt Securities or for Debt Securities in uncertificated form; and

•                                          any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms that may be required or advisable under United States laws or regulations, or advisable in connection with the marketing of the Debt Securities.

The Debt Securities of a particular series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), as depository (“Depository”).  Global Debt Securities may be issued in registered, bearer or uncertificated form and in either temporary or permanent form.  Until it is exchanged in whole or in part for Debt Securities in definitive form, a global Debt Security may not be transferred except as whole by the Depository to a nominee or a successor depository.  (Section 2.12.)  See “Book-Entry System” in this prospectus.

Debt Securities of any series may be issued as registered Debt Securities, bearer Debt Securities or uncertificated Debt Securities, as specified in the terms of the series.  Unless otherwise indicated in the prospectus supplement, registered Debt Securities will be issued in denominations of $1,000 and integral multiples of $1,000, and bearer Debt Securities will be issued in denominations of $5,000 and integral multiples of $5,000.  One or more global Debt Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the series to be represented by such global Debt Securities or Debt Securities.

Unless otherwise indicated in the prospectus supplement, in connection with its original issuance, no bearer Debt Security will be offered, sold, resold, or mailed or otherwise delivered to any location in the United States and a bearer Debt Security in definitive form may be delivered in connection with its original issuance only if the person entitled to receive the bearer Debt Security furnishes certification in a form acceptable to us and in compliance with applicable U.S. laws and regulations. (Section 2.04).

Any special United States federal income tax considerations applicable to bearer Debt Securities will be described in the prospectus supplement relating to that series of Debt Securities.

To the extent set forth in the prospectus supplement, except in special circumstances set forth in the Indenture, principal and interest on bearer Debt Securities will be payable only upon surrender of bearer Debt Securities and coupons at one of our paying agencies located outside of the United States.  During any period necessary to conform to United States tax law or regulations, we will maintain a paying agent outside the United States to which the bearer Debt Securities and coupons may be presented for payment and will provide the necessary funds to the paying agent upon reasonable notice.

Registration of transfer of registered Debt Securities may be requested upon surrender of the Debt Securities at any of our agencies maintained for the purpose and upon fulfillment of all other requirements of the agent.  Bearer Debt Securities and the related coupons will be transferable only by delivery.

Debt Securities may be issued under the Indenture as discounted securities to be offered and sold at a substantial discount from the principal amount thereof.  Special United States federal income tax and other applicable considerations will be described in the prospectus supplement relating to the discounted securities.

Certain Covenants

The Debt Securities will not be secured by any of our properties or assets and will represent unsecured debt.  Unless otherwise indicated in the prospectus supplement, the Indenture will not limit the amount of secured or unsecured debt that we may issue.

Successor Obligor

Unless otherwise indicated in the prospectus supplement, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, any person, unless:

•                                                the person is organized under the laws of the United States or a state of the United States;

•                                                the person assumes by supplemental indenture all our obligations under the Indenture, the Debt Securities and any coupons;

•                                                all required approvals of any regulatory body having jurisdiction over the transaction have been obtained; and

•                                                immediately after the transaction no default (as described below) exists.

If these conditions are satisfied, then the successor will be substituted for us, and thereafter all our obligations under the Indenture, the Debt Securities and any coupons will terminate. (Section 5.01).

Exchange of Debt Securities

Registered Debt Securities may be exchanged for an equal aggregate principal amount of registered Debt Securities of the same series and maturity date in the authorized denominations as may be requested upon surrender of the registered Debt Securities at an agency of our company maintained for that purpose and upon fulfillment of all other requirements of the agent.

To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered or bearer Debt Securities of the same series and maturity date in the authorized denominations as may be requested upon surrender of the bearer Debt Securities with all related unpaid coupons (except as may otherwise be provided in the Debt Securities) at an agency of our company maintained for that purpose and upon fulfillment of all other requirements of the agent.  (Section 2.07).  As of the date of this prospectus, it is expected that the terms of a series of Debt Securities will not permit registered Debt Securities to be exchanged for bearer Debt Securities.

Payment and Payment Agents

Principal, interest and premium, if any, on Debt Securities issued in the form of global securities will be paid in the manner described below under the caption “Book-Entry System.”  Unless we indicate otherwise in the applicable prospectus supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the Debt Securities maintained by the Trustee.  Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable by check at the office of the Trustee.

Defaults and Remedies

Unless otherwise indicated in the applicable prospectus supplement, the following will constitute events of default for a particular series of Debt Securities:

•                                          default in any payment of interest on any Debt Securities of that series when due and payable and the default continues for a period of 60 days;

•                                          default in the payment of the principal of any Debt Securities of that series when due and payable at maturity or upon redemption, acceleration or otherwise;

•                                          default in the payment or satisfaction of any sinking fund obligation with respect to any Debt Securities of that series as required by the resolution establishing such series and the default continues for a period of 60 days;

•                                          default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

•                                          specified events of bankruptcy, insolvency or reorganization of our company; or

•                                          any other event of default provided for in the series.  (Section 6.01).

A default in the performance of any of our other agreements applicable to that series is not an event of default until the Trustee or the holders of at least 25% in principal amount of the Debt Securities of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice.  If the holders notify us of a default, they must notify the Trustee at the same time. (Section 6.01)

Acceleration of Maturity.  If an event of default occurs and is continuing on a series, either the Trustee or the holders of at least 25 percent in principal amount of outstanding Debt Securities of that series may declare the principal of and accrued interest on all Debt Securities of the series to be due and payable immediately.  The holders of a majority in principal amount of the outstanding Debt Securities of that series may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except the nonpayment of amounts due solely because of the acceleration.  (Section 6.02)

Indemnification of Trustee.  The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture unless the Trustee, upon a reasonable belief that exercising such rights or powers would expose it to any loss, liability or expense, receives indemnity satisfactory to it against such loss, liability or expense.  (Section 7.01)

Right to Direct Proceedings.  The holders of a majority in principal amount of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to that series.  However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or would expose the Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding.  (Section 6.05)

Limitation on Rights to Institute Proceedings.  No holder of the Debt Securities of a series will have any right to pursue a remedy under the Indenture, unless:

•                                          the holder has previously given the Trustee written notice of a continuing event of default on the series;

•                                          the holders of at least 25 percent in principal amount of the outstanding Debt Securities of that series have made written request, and the holder or holders have offered indemnity satisfactory to the Trustee to pursue the remedy;

•                                          the Trustee has failed to comply with the request within 60 days after the request and offer; and

•                                          during such 60-day period the holders of a majority in principal amount of the outstanding Debt Securities of that series do not give the Trustee any inconsistent directions.  (Section 6.06)

No Impairment of Right to Receive Payment.  Notwithstanding any other provision of the Indenture, the holder of any Debt Security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that Debt Security when due, and to institute suit for enforcement of that payment.  This right may not be impaired without the consent of the holder.  (Section 10.02)

Notice of Default.  The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default.  Except in the case of a non-payment on the Debt Securities, the Trustee may withhold the notice if its committee of officers determines in good faith that it is in the interest of holders to do so.  (Section 7.04)  We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture.  (Section 4.05)

Waiver.  The holders of not less than a majority in aggregate principal amount of a series may waive any default on the series, except a default in the payment of the principal, premium, if any, or interest on the series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.  (Section 6.04)

The Indenture does not have a cross-default provision.  Thus, unless otherwise indicated in the applicable prospectus supplement, a default by us on any other debt (including any other series of securities issued under the Indenture) would not constitute an event of default.

Amendments and Waivers

Unless otherwise indicated in the applicable prospectus supplement, we and the Trustee may modify and amend the Indenture and the Debt Securities from time to time as described below.  Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the securities, or we may need either the consent or approval of the holders of a majority in principal amount of all outstanding securities affected by the proposed amendment or the consent or approval of each holder affected by the proposed amendment.

We will not need the consent of any holder for the following types of amendments:

•                                          to cure any ambiguity, omission, defect or inconsistency;

•                                          to provide for assumption of our obligations under the Indenture and the securities in the event of a merger or consolidation requiring such assumption;

•                                          to provide that specific provisions of the Indenture not apply to a series of securities not previously issued;

•                                          to create a series and establish its terms;

•                                          to provide for a separate trustee for one or more series; or

•                                          to make any change that does not materially adversely affect the rights of any holder of securities.  (Article 10.)

We will need the consent of the holders of each outstanding security affected, if the proposed amendment would do any of the following:

•                                          reduce the amount of securities whose holders must consent to an amendment or wavier;

•                                          reduce the interest rate or change the time for payment of interest;

•                                          change the fixed maturity of any security;

•                                          reduce the principal of any non-discounted security or reduce the amount of principal of any discounted security that would be due on acceleration;

•                                          change the currency in which principal or interest is payable;

•                                          make any change that materially adversely affects the right to convert any security; or

•                                          waive any default in payment of interest or principal.

Amendments other than those described in the above paragraphs will require the approval of the holders of a majority in principal amount of the securities of all series affected voting as one class.  A default on a series may be waived with the consent of the holders of a majority in principal amount of the securities of that series.

Legal Defeasance and Covenant Defeasance

Debt Securities of a series may be defeased in accordance with their terms and, unless otherwise indicated in the applicable prospectus supplement, as described below.  At any time we may terminate as to a series all of our obligations (except for specified obligations regarding the defeasance trust and obligations to register the transfer or exchange of a Debt Security, to replace destroyed, lost or stolen Debt Securities and coupons and to maintain paying and other agencies for the Debt Securities) with respect to the Debt Securities of that series and any related coupons and the Indenture (“legal defeasance”).

At any time we may terminate as to a series of Debt Securities our obligations under any restrictive covenants which may be applicable to that particular series (“covenant defeasance”).  We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.  If we exercise our legal defeasance option, a series may not be accelerated because of an event of default.  If we exercise our covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant which may be applicable to a particular series so defeased under the terms of the series.

To exercise either defeasance option as to a series, we must deposit in trust (the “defeasance trust”) with the Trustee money or direct obligations of the United States of America which have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in those obligations for the payment of principal, premium, if any, and interest on the Debt Securities of the series to redemption or maturity and must comply with specified other conditions.  In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.  (Article 8.)

Resignation or Removal of Trustee

The Trustee may resign at any time by notifying us in writing and specifying the day upon which the resignation is to take effect.  The resignation will not take effect, however, until a successor trustee has been appointed.  (Section 7.07.)

The holders of a majority in principal amount of the outstanding securities may remove the Trustee at any time (Section 7.07.)  We may remove the Trustee if the Trustee fails to comply with specific provisions of the Trust Indenture Act of 1939, as amended, or fails to comply with the capital and surplus requirements as set forth in its most recent published report of condition.  (Section 7.08.)  We may also remove the Trustee if one of the following occurs:

•                                          the Trustee is adjudged a bankrupt or an insolvent;

•                                          a custodian or other public officer takes charge of the Trustee or its property;

•                                          the Trustee becomes incapable of acting;

•                                          or specified events of bankruptcy, insolvency or reorganization of our company occur.  (Section 7.07.)

Governing Law

The Indenture and the Debt Securities will be governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

JPMorgan Chase Bank, N.A., is the Trustee.  We maintain banking relationships with the Trustee in the ordinary course of business.  The Trustee also acts as trustee for some of our other securities as well as securities of some of our affiliates.

BOOK-ENTRY SYSTEM

Each series of Debt Securities offered by this prospectus may be issued in the form of one or more global Debt Securities, as applicable, representing all or part of that series of Debt Securities.  This means that we will not issue certificates for that series of Debt Securities to the holders.  Instead, a global security representing that series will be deposited with, or on behalf of, DTC, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository.

The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased Debt Securities represented by a global security.  Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that the Depository, its nominees and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants.  The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form.  These laws may impair the ability to transfer beneficial interests in a global security.

We will wire principal, interest and any premium payments to the Depository or its nominee.  We and the trustee will treat the Depository or its nominee as the owner of the global security for all purposes, including any notices and voting.  Accordingly, we, the applicable trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

Unless otherwise specified in the prospectus supplement that describes a particular series of Debt Securities, DTC will act as Depository for those Debt Securities issued as global securities.  The Debt Securities will be registered in the name of Cede & Co.  (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds securities that its participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC Rules applicable to its Participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC’s records.  The ownership interest of each actual purchaser of each Debt Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the securities;  DTC’s records reflect only the identify of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC.  If less than all of the Debt Securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Debt Securities unless authorized by a Direct Participant in accordance with DTC’s Procedures.  Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds and distributions on the Debt Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee on payable date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC ) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to us or the trustee.  Under such circumstances, in the event that a successor securities depository is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository).  In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

PLAN OF DISTRIBUTION

We intend to sell the Debt Securities offered by this prospectus to or through underwriters or dealers, and may also sell the Debt Securities directly to other purchasers or through agents, as described in the prospectus supplement relating to an issue of Debt Securities.

The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In connection with the sale of the Debt Securities, underwriters may receive compensation from us or from purchasers of the Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions.  Underwriters may sell the Debt Securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.  Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described in the prospectus supplement.

Under agreements into which we may enter in connection with the sale of the Debt Securities, underwriters, dealers and agents who participate in the distribution of the Debt Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

No person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, that information or representation must not be relied upon as having been authorized.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Debt Securities offered by this prospectus in any jurisdiction to any person to whom it is unlawful to make the offer in the jurisdiction.  Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in our affairs since that date.

LEGAL OPINIONS

Legal opinions relating to the Debt Securities will be rendered by Hinkle, Henlsey, Shanor & Martin, L.L.P., Amarillo, Texas and by Jones Day, Chicago, Illinois, counsel for our company.  Certain legal matters relating to the Debt Securities will be passed upon by Dewey Ballantine LLP, New York, New York, for any underwriters, dealers or agents named in a prospectus supplement.

EXPERTS

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II:
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the Debt Securities:

Registration fee under the Securities Act of 1933	$53,500	*
Fees of rating agencies	$204,500
Printing and engraving	$30,000
Accounting services	$30,000
Fees of company counsel	$120,000
Trustees’ charges	$22,000
Expenses and counsel fees for qualification or registration under state securities laws	$10,000
Miscellaneous	$30,000

Total fees and expenses	$500,000

*  All items are estimated except the first

Item 15.  Indemnification of Director and Officers

Section 53-11-4.1 of the New Mexico Business Corporation Act empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to a criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. This section empowers a corporation to maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, a letter of credit, or self-insurance on behalf of any officer of director against any liability asserted against and incurred by the person in such capacity whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

The indemnification authorized by Section 53-11-4.1 is not exclusive of any other rights to which an officer of director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

Article Seventh of our Amended and Restated Articles of Incorporation provides that a director shall not be personally liable to us or to the shareholders for monetary damages for a breach of fiduciary duty as a director unless the director has breached or failed to perform the duties of his or her office in accordance with the New Mexico Business Corporation Act, and the breach or failure to perform constitutes negligence, willful misconduct, or recklessness.

Article IV of our Bylaws requires us, to the fullest extent permitted by the New Mexico Business Corporation Act, to pay or reimburse expenses, liabilities, and losses incurred by an officer or director involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving as an officer or director of Southwestern Public Service Company.

The Bylaws also require us to pay or reimburse all covered expenses to an officer or director promptly upon receipt of a written claim and, where the claimant seeks an advancement of expenses (including attorney’s fees) incurred or to be incurred by an officer or director in connection with a proceeding.

We are insured up to $160,000,000 against loss in excess of $10,000,000 because of any claim made against us or our officers or directors and alleged to have been caused by any negligent act, error, omission, or breach of duty by our officers or directors. The insurance is subject to specified exclusions.

Item 16.  Exhibits.

1.01**	Form of Underwriting Agreement.
4.01*

Trust Indenture, dated as of February 1, 1999, between Southwestern Public Service Company and JPMorgan Chase Bank, N.A., as successor Trustee, (Exhibit 99.2 to Form 8-K dated February 25, 1999, File No. 1-03789).

4.02*

First Supplemental Indenture, dated as of March 1, 1999, between Southwestern Public Service Company and JPMorgan Chase Bank, N.A., as successor Trustee (Exhibit 99.3 to Form 8-K dated February 25, 1999, File No. 1-03789).

4.03*

Second Supplemental Indenture dated as of October 1, 2001, between Southwestern Public Service Company and JPMorgan Chase Bank, N.A., as successor Trustee (Exhibit 4.01 to 8-K dated October 23, 2001, File No. 001-03789)

4.04*

Third Supplemental indenture dated as of October 1, 2003, between Southwestern Public Service Company and JPMorgan Chase Bank, N.A., as successor Trustee (Exhibit 4.04 to Xcel Energy Form 10-Q dated November 13, 2003, File No. 001-03034).

4.05**	Form of Supplemental Indenture for each series of Debt Securities.
5.01	Opinion of Hinkle, Hensley, Shanor & Martin, L.L.P. as to the legality of the Debt Securities.
5.02**	Opinion of Jones Day as to the legality of the Debt Securities.
12.01	Statement of computation of ratio of earnings to fixed charges.
23.01	Consent of Hinkle, Hensley, Shanor & Martin, L.L.P. (included in Exhibit 5.01).
23.02**	Consent of Jones Day (included in Exhibit 5.02)
23.03	Consent of Deloitte & Touche LLP.
24.01**	Power of Attorney.
25.01**	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A., to act as Trustee under the Indenture.

*	Incorporated herein by reference.
**	Previously filed.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (A) clauses (i) and (ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and (B) Clauses (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(A)                              Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on the 21st day of June 2006.

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:	/S/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer	June 21, 2006
Gary L. Gibson	and Director
(Principal Executive Officer)

*	Vice President, Chief Financial	June 21, 2006
Benjamin G.S. Fowke III	Officer and Director
(Principal Financial Officer)

*	Vice President and Controller	June 21, 2006
Teresa S. Madden	(Principal Accounting Officer)

*	Director	June 21, 2006
Paul J. Bonavia

*	Director	June 21, 2006
Richard C. Kelly

*	Director	June 21, 2006
Gary R. Johnson

*	Director	June 21, 2006
Cynthia L. Lesher

*	Director	June 21, 2006
Patricia K. Vincent

* By:	/S/ BENJAMIN G.S. FOWKE III	June 21, 2006
Benjamin G.S. Fowke III, attorney-in fact

EXHIBIT INDEX

1.01**	Form of Underwriting Agreement.
4.01*

Trust Indenture, dated as of February 1, 1999, between Southwestern Public Service Company and JPMorgan Chase Bank, N.A., as successor Trustee, (Exhibit 99.2 to Form 8-K dated February 25, 1999, File No. 1-03789).

4.02*

First Supplemental Indenture, dated as of March 1, 1999, between Southwestern Public Service Company and JPMorgan Chase Bank, N.A., as successor Trustee (Exhibit 99.3 to Form 8-K dated February 25, 1999, File No. 1-03789).

4.03*

Second Supplemental Indenture dated as of October 1, 2001, between Southwestern Public Service Company and JPMorgan Chase Bank, N.A., as successor Trustee (Exhibit 4.01 to 8-K dated October 23, 2001, File No. 001-03789)

4.04*

Third Supplemental indenture dated as of October 1, 2003, between Southwestern Public Service Company and JPMorgan Chase Bank, N.A., as successor Trustee (Exhibit 4.04 to Xcel Energy Form 10-Q dated November 13, 2003, File No. 001-03034).

4.05**	Form of Supplemental Indenture for each series of Debt Securities.
5.01	Opinion of Hinkle, Hensley, Shanor & Martin, L.L.P. as to the legality of the Debt Securities.
5.02**	Opinion of Jones Day as to the legality of the Debt Securities.
12.01	Statement of computation of ratio of earnings to fixed charges.
23.01	Consent of Hinkle, Hensley, Shanor & Martin, L.L.P. (included in Exhibit 5.01).
23.02**	Consent of Jones Day (included in Exhibit 5.02)
23.03	Consent of Deloitte & Touche LLP.
24.01**	Power of Attorney.
25.01**	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A., to act as Trustee under the Indenture.

*                                         Incorporated herein by reference.

**                                  Previously filed.